UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2013, the Board of Directors of Pandora Media, Inc. (the “Company”) approved a change in the Company’s fiscal year-end from January 31 to December 31, effective with the year ended December 31, 2013. As a result, the Company’s current fiscal year 2013 will be shortened from 12 months to 11 months and end on December 31, 2013.

The Company will file its Annual Report on Form 10-K as its transition report, which will cover the 11 month period from February 1, 2013 to December 31, 2013. The reporting periods and applicable reports for the remainder of fiscal year 2013 are expected to be as follows:

Fiscal Period	Reporting Period	Report to be Filed
Third quarter of fiscal 2013	August 1 to October 31, 2013	Quarterly Report on Form 10-Q
Fiscal year 2013 (transition period)	February 1 to December 31, 2013	Transition Report on Form 10-K

The Company intends to begin filing its quarterly reports on Form 10-Q based on the new fiscal year-end beginning with the first quarter of 2014, ending March 31, 2014.

In addition, the Company expects to provide additional information regarding the change in fiscal year-end, including supplemental financial information to recast financial results based on the Company’s new fiscal year, via the Investor Relations section of the Company’s website.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: August 23, 2013	By:	/s/ Delida Costin
Delida Costin
Senior Vice President, General Counsel and Secretary

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